Exhibits

Exhibit 23.2

Consent of Registered Independent Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 29, 2005, relating to the Financial Statements of The “Shell” Transport and Trading Company, Public Limited Company which is included in this 2004 Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
London – United Kingdom

March 29, 2005

E 4 Royal Dutch/Shell Group of Companies